As filed with the Securities and Exchange Commission on December 27, 2007

No. 333-02828

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTECTION ONE, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-1063818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1035 N. 3rd Street, Suite 101 Lawrence, KS	66044
(Address of Principal Executive Offices)	(Zip Code)

Protection One 401(k) Plan
(formerly known as the Protection One Employees Savings Plan)
(Full title of the plan)

J. Eric Griffin, Esq.

General Counsel

4221 West John Carpenter Freeway

Irving, TX 75063

(972) 916-6154

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

R. Scott Falk, P.C.

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

(312) 861-2000

EXPLANATORY NOTE

Protection One, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-02828) with the Securities and Exchange Commission on March 28, 1996 (the “Form S-8”). The Form S-8 covered 350,000 shares (on a pre-reverse 1:50 split basis) of the Company’s common stock to be offered and sold through the Protection One 401(k) Plan (formerly known as the Protection One Employees Savings Plan) (the “Plan”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan.  Effective as of June 22, 2007, the Company discontinued the Protection One, Inc. common stock fund investment option under the Plan.  Accordingly, the Company is filing this Post-Effective Amendment No. 1 to deregister all shares of the Company’s common stock and associated interests that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, State of Kansas, on the 27th day of December, 2007.

PROTECTION ONE, INC.
By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: Chief Executive Officer

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Capacity	Dates

/s/ Richard Ginsburg	Chief Executive Officer and	December 27, 2007
Richard Ginsburg	Director
(Principal Executive Officer)

/s/ Darius G. Nevin	Executive Vice President and	December 27, 2007
Darius G. Nevin	Chief Financial Officer
(Principal Financial Officer)

/s/ Sarah Strahm	Chief Accounting Officer	December 27, 2007
Sarah Strahm	(Principal Accounting Officer)

/s/ Raymond C. Kubacki	Director	December 27, 2007
Raymond C. Kubacki

/s/ Robert J. McGuire	Director	December 27, 2007
Robert J. McGuire

/s/ Henry Ormond	Director	December 27, 2007
Henry Ormond

/s/ Steven Rattner	Director	December 27, 2007
Steven Rattner

/s/ David A. Tanner	Director	December 27, 2007
David A. Tanner

/s/ Michael Weinstock	Director	December 27, 2007
Michael Weinstock

/s/ Arlene M. Yocum	Director	December 27, 2007
Arlene M. Yocum

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, State of Kansas, on the 27th day of December, 2007.

PROTECTION ONE 401(K) PLAN
By:	/s/ Eric A. Devin
Name: Eric A. Devin
Title: VP and Treasurer